Exhibit 10.36.2

AMENDMENT TO AGREEMENT FOR DOMESTIC AND GLOBAL
RELOCATION SERVICES

This Amendment is entered into this 15th day of August, 2006 (the “Effective Date”) and modifies a certain Agreement for Domestic and Global Relocation Services made as of the 14th day of July, 2008 (the “Agreement”), by and between GMAC Global Relocation Services, LLC a Delaware limited liability company, having an address at 2021 Spring Road, Suite 300, Oak Brook, IL 60523 (“GMAC GRS”). and Talecris Biotherapeutics, Inc. (“the Company”), with an office at 79 T.W. Alexander Drive, 4101 research Commons, Research Triangle Park, NC 27709.

WHEREAS, Company and GMAC GRS agree to amend the Agreement to add a Service Level Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained in the Agreement and the good and valuable consideration, the parties agree as follows:

•                  Exhibit B (attached hereto) is hereby added to the Agreement, and the same is hereby incorporated and made part of the Agreement as of the Effective Date.

All other terms and conditions of the Agreement and its various Exhibits and Schedules shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers, as of the Effective Date.

Talecris Biotherapeutics, lnc		GMAC Global Relocation Services, LLC

By:	/s/ Kari Heerdt	By:	/s/ Richard E. Schwartz
Name:	Kari Heerdt	Name:	Richard E. Schwartz
Title:	SVP, Human Resources	Title:	President & CEO
Date:	10/3/08	Date:	10/9/08

APPROVED AS TO
LEGAL FORM
9 - 12 - 08
TALECRIS BIOTHERAPEUTICS
LAW DEPT.

GMAC GRS/Talecris

EXHIBIT B

SERVICE LEVEL AGREEMENT

U.S. Domestic

Measuring Our Performance:

Defining, meeting and exceeding Talecris’s needs are primary objectives for GMAC GRS and are built into our process. The following table includes service categories and key performance indicators (KPI) that we incorporate in practice with Talecris through a co-developed service level agreement (SLA). During the implementation process, and thereafter annually, the specific performance levels to which we will be held for the delivery of services to your management and employees will be mutually agreed.

Roles and Responsibilities:

The owners identified in this agreement will serve as the primary subject matter expert responsible for ensuring targets are met or adjusted as appropriate. If the owner of the task changes, new contact information must be communicated within 5 business days.

GMAC GRS SLA “Dollars at Risk”:

GMAC GRS will guarantee results backed by financial penalties up to a maximum of $100,000 based on the KPIs listed below as long as volume/mix assumptions made during the development of the pricing proposal remain reasonably accurate (less than 10% deviation).  Should the volume diminish in the first or subsequent years the SLA amount would be reduced with the following parameters: 97 GBO/BVOs or more = $100,000 at risk; 75 - 96 GBO/BVOs = $75,000 at risk; 50 - 74 GBO/BVOs = $50,000 at risk; 25 – 49 GBO/BVOs – $25,000 at risk and Less than 24 GBO/BVO = $0 at risk. The SLA and KPIs will be reviewed and mutually agreed annually. The total SLA amount will be distributed across the KPI’s and will be mutually agreed to the apportioned amount per KPI. All KPIs will be reported on a quarterly basis with aggregate performance measures and settlement occurring on an annual basis (Annual Review Settlement). The proposed amount is conditional on GMAC GRS managing services through our preferred supplier network.

Category	KPI	GMAC GRS Action Required	GMAC GRS Owner	Talecris Owner	Due Date	GMAC GRS Dollars at Risk	Comments
Customer (Transferee) Service Satisfaction Consultant	92% Premier Service customer satisfaction results. (Based on GMAC GRS Transferee Survey regarding GMAC GRS Consultant Satisfaction (Excellent, Very Good or Good)	Customer Satisfaction Survey Process	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager - HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000	Negative surveys from Talecris directed suppliers are not included in results (i.e. HHG, temporary accommodations, etc)
Customer (Talecris Transferee) Service Satisfaction	25% response rate to customer satisfaction survey	Survey customer using the GMAC GRS Premier Service Survey Response Rate	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager - HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000	Based on GMAC GRS Customer Satisfaction Survey & Talecris must support the process and advise Transferee the survey submission is required
Initial contact with Customer (Talecris Transferee)	Telephone or email contact to Transferee. 95% satisfaction results for “Communication Response times” to be deemed “good, very good or excellent” based on GMAC GRS Transferee Survey results	Measurement via Talecris transferee satisfaction feedback on communication	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager - HR & Recruiting	Measurement via Customer survey satisfaction feedback on communication.	$10,000	If transferee is not satisfied with response times, Talecris Management Team to escalate to GMAC Account Manager. Rankings of marginal and below deemed unsatisfactory
Client (Talecris) Service Satisfaction	95% Client service satisfaction results. (Based on GMAC GRS Survey results from Talecris’s	Based on GMAC GRS annual Client (Talecris) Satisfaction Survey organized by Third party and	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager - HR & Recruiting	Annual	$10,000	Rankings of marginal and below deemed unsatisfactory

Category	KPI	GMAC GRS Action Required	GMAC GRS Owner	Talecris Owner	Due Date	GMAC GRS Dollars at Risk	Comments
	Management Team – Excellent, Very Good or Good)	initiated and paid by GMAC GRS
Management Reporting	Submission of agreed (byTalecris) management reports are to be provided on time (mutually agreed dates / time of the month).	Reports include Initiation activity, cost reports, statistical analysis of customer satisfaction reports, etc.	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager – HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000
Financial Management Service	Expense reimbursement processed in 5 business days	The format and required fields must be defined before the first initiation is taken.	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager – HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000	For self funded clients, assumes timely receipt of client funds prior to disbursement
Financial Management Service	Timeliness of Invoicing 95% to be determined based on program	The format and required fields must be defined before the first initiation is taken.	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager – HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000
Home Sale Performance	Performance statistics for 100% identification of Special Properties	Run report with Homesale Data from GMAC GRS System	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager – HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000
Home Sale Performance	Performance statistics for GBO/Inventory & BVO Transactions: GBO Direct Home Selling Expense to be maintained below or equal to 25% and	Rum report with Homesale Data from GMAC GRS System	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager – HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000

Category	KPI	GMAC GRS Action Required	GMAC GRS Owner	Talecris Owner	Due Date	GMAC GRS Dollars at Risk	Comments
	BVO Direct/Home Selling Expenses below or equal to 10%
Online tools MyGMACRelo.com	Availability of 99% of our online services, except in the instance of scheduled maintenance and/or major system upgrades or enhancements.	GMAC GRS Technology Tracking Report	Fred Melone, VP Global Operations	Kathleen Fleming, Senior Manager — HR & Recruiting	Quarterly Reporting, Annual Review and Annual Settlement	$10,000	There must be an allowance for “down time” for any upgrades. This would be clearly communicated to Talecris within 5 business days.